Exhibit 99.1

                      Pier 1 Imports, Inc. Clarifies Quotes
              Attributable to Chairman and CEO Marvin J. Girouard

    FORT WORTH, Texas--(BUSINESS WIRE)--Oct. 3, 2006--Pier 1 Imports, Inc. (NYSE:PIR) would like to clarify quotes attributed to Chairman and CEO, Marvin J. Girouard, in articles posted by the Fort Worth Star Telegram on October 3, 2006. In those articles it was reported that Pier 1 Imports, Inc. has been exploring a possible sale since May and recently agreed to provide confidential financial data to a large shareholder, who is considering a transaction. In the articles, Mr. Girouard was quoted as saying that he predicted the chances are "50-50" that the Company's Board will reach an agreement with a buyer on a sale price. Mr. Girouard was also reported as saying that a deal would likely happen quickly. He was quoted as saying that, "It would be in weeks, not in months."

    Since May, Pier 1 has agreed to provide confidential financial data to several entities for the purpose of permitting those entities to consider a possible transaction with Pier 1, one of which was the investor to which reference was made in the articles.

    To date, Pier 1 has received one preliminary indication of interest, but the entity submitting that indication of interest subsequently advised Pier 1 it would not continue further discussions with Pier 1 regarding a possible transaction. Pier 1 has had no other substantive discussions, to date, with any of the other entities regarding a possible transaction. Pier 1, therefore, cannot predict whether or when any of these remaining entities will propose a possible transaction, or, if proposed, whether the terms, including the proposed price, would be acceptable to Pier 1's Board of Directors and its shareholders. Pier 1 makes no prediction whatsoever as to when, if ever, Pier 1's Board will reach an agreement with respect to a proposed transaction.

    Any forward-looking projections or statements made in this press release should be considered in conjunction with the cautionary statements contained in the Company's most recently filed report on Form 10-Q. Management's expectations and assumptions regarding planned store openings, financing of Company obligations from operations, results from its new marketing, merchandising and store operations strategies, and other future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

    Risks and uncertainties that may affect Company operations and performance include, among others, the effects of terrorist attacks or other acts of war, conflicts or war involving the United States or its allies or trading partners, labor strikes, weather conditions or natural disasters, volatility of fuel and utility costs, the general strength of the economy and levels of consumer spending, consumer confidence, the availability of new sites for expansion along with sufficient labor to facilitate growth, the availability and proper functioning of technology and communications systems supporting the Company's key business processes, the ability of the Company to import merchandise from foreign countries without significantly restrictive tariffs, duties or quotas and the ability of the Company to source, ship and deliver items from foreign countries to its U.S. distribution centers at reasonable prices and rates and in a timely fashion. The Company assumes no obligation to update or otherwise revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

    Pier 1 Imports, Inc. is North America's largest specialty retailer of imported decorative home furnishings and gifts with Pier 1
Imports(R) stores in 49 states, Puerto Rico, Canada, and Mexico and Pier 1 kids(R) stores in the United States. Information about the Company is available on www.pier1.com.



    CONTACT: Pier 1 Imports, Inc.
             Cary Turner, 817-252-8400